Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Report of the RadioShack 401(k) Plan (the “Plan”) on Form 11-K for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, J.H. Bradley and R. Ray, Administrative Committee Members of the Plan, certify to our knowledge, pursuant to 18 U.S.C. Section. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Plan.

/s/ J. H. BRADLEY
J. H. Bradley
Administrative Committee Member
September 25, 2003

/s/ R. RAY

R. Ray
Administrative Committee Member
September 25, 2003

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.